LUSORA HEALTHCARE SYSTEMS INC.
(formerly Comtrix Inc.)
3702 South Virginia Street, #G12-401
Reno, NV 89502
Telephone: 778-322-6989

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Symbol: LHCS - OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

June 28, 2006

Reno Nevada – Lusora Healthcare Systems Inc. (OTCBB:LHCS (the “Company”) (formerly Comtrix Inc.) is pleased to announce that has merged with its subsidiary Lusora Corp. effective June 23, 2006. In

In addition, effective June 23, 2006, the Company has effected a twenty-five (25) for one (1) forward stock split of its authorized, issued and outstanding common stock. As a result, its authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 1,875,000,000 shares of common stock with a par value of $0.001. The Company’s issued and outstanding share capital has increased from 2,500,000 shares of common stock to 62,500,000 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on June 23, 2006 under the new stock symbol “LHCS”. The Company’s new CUSIP number is 550520 10 0.

On behalf of the Board of Directors,

Lusora Healthcare Systems Inc.

Dan Bauer, Director

For more information contact:
Dan Bauer
Tel: 778-322-6986

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements". Those statements include statements regarding the intent, belief or current expectations of the Company, and members of its management as well as the assumptions on which such statements are based. Forward-looking statements in this release include statements that include the Company’s expectation that it will close the transaction with Lusora Corp. in July 2006. It is important to note that actual outcomes and the Company’s actual results may differ materially from the forward looking statements. Factors which could cause results to differ include the Company’s or Lusora Corp.’s dissatisfaction with due diligence and the Company’s inability to come to a final agreement. Furthermore, the transaction may take much longer than expected to complete and Lusora Corp. may have reason to cancel the agreement. For further risk factors see the Company’s Form SB-2 filed with the SEC.